As filed with the Securities and Exchange Commission on November 22, 2002.
                                             Registration No. 333-______________

--------------------------------------------------------------------------------



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ___________________


  Incorporated                THE MIDLAND COMPANY             I.R.S. Employer
Under the Laws               7000 Midland Boulevard           Identification No.
    of Ohio                  AMELIA, OHIO  45102-2607            31-0742526
                                 (513) 943-7100
                               ___________________



             THE MIDLAND COMPANY 2002 EMPLOYEE INCENTIVE STOCK PLAN

                    THE MIDLAND COMPANY 2002 RESTRICTED STOCK
                AND STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS



                              Joseph P. Hayden, III
                               The Midland Company
                             7000 Midland Boulevard
                             Amelia, Ohio 45102-2607
                            Telephone: (513) 943-7100
                            Facsimile: (513) 943-7111
                         (Agent for Service of Process)


                         CALCULATION OF REGISTRATION FEE
                               ___________________

          Title of                    Amount                 Proposed              Proposed              Amount of
         Securities                   To Be                  Maximum                Maximum              Registration
      To Be Registered            Registered(1)              Offering              Aggregate                Fee(3)
                                                              Price             Offering Price(2)
                                                           Per Share(2)
---------------------------- ----------------------- ---------------------- ------------------------ ------------------
        Common Stock,            2,300,000 Shares             $17.68              $40,664,000               $3,742
        No par value
---------------------------- ----------------------- ---------------------- ------------------------ ------------------

 (1) This Registration Statement is filed for up to 2,000,000 shares issuable pursuant to The Midland Company 2002 Employee Incentive Stock Plan and 300,000 shares issuable pursuant to The Midland Company 2002 Restricted Stock and Stock Option Plan for Non-Employee Directors.

(2)   Estimated solely for purposes of calculating the registration fee.

(3) Calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock on the Nasdaq Stock Market on November 15, 2002 at $17.68 per share.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by The Midland Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         1. Midland's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, Forms 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 and Form 8-K filed on July 19, 2002.

         2. The description of Midland's common stock contained in its Registration Statement on Form 8-C, filed on June 16, 1969.

         All reports and other documents subsequently filed by Midland pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Ohio Revised Code, Section 1701.13(E), allows indemnification by the registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the registrant, by reason of the fact that he is or was a director, officer, employee or agent of the registrant, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the registrant unless deemed otherwise by the court. Indemnification is to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. Midland's Code of Regulations provides that Midland shall indemnify its directors and officers to the fullest extent not prohibited by law. Additionally, Midland maintains director and officer liability insurance which provides coverage against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS*

Exhibit 4.1 The Midland Company 2002 Employee Incentive Stock Plan (incorporated by reference to Midland's proxy materials filed with the Securities and Exchange Commission on March 12, 2002).

Exhibit 4.2 The Midland Company 2002 Restricted Stock and Stock Option Plan for Non-Employee Directors (incorporated by reference to Midland's proxy materials filed with the Securities and Exchange Commission on March 12, 2002).

Exhibit 5             Opinion of Keating, Muething & Klekamp, P.L.L.

Exhibit 15            Letter re: Unaudited Interim Financial Information

Exhibit 23.1          Consent of Deloitte & Touche LLP.

Exhibit 23.2 Consent of Keating, Muething & Klekamp, P.L.L. (contained in Exhibit 5)

Exhibit 24            Power of Attorney (contained in the signature page)

---------------

         * All exhibits are filed herewith unless otherwise indicated.



ITEM 9.  UNDERTAKINGS

         9.1 The undersigned registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;
(iii) to include any material information with respect to the plan of distribution in the Registration Statement; provided, however, that (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         9.2 The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         9.3 The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         9.4 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) of Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on November 22, 2002.

                                     THE MIDLAND COMPANY



                                     By:    /s/ John I. Von Lehman
                                        --------------------------------------
                                            John I. Von Lehman
                                            Executive Vice President, Chief
                                            Financial Officer and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below marked with an asterisk hereby authorizes Joseph P. Hayden, III or John I. Von Lehman as attorney-in-fact to sign on his or her behalf individually and in each capacity indicated below, any amendments, including post-effective amendments, to this Registration Statement.

Signature                                               Date
---------                                               ----

  /s/ James E. Bushman                                  November 22, 2002
-----------------------------------
James E. Bushman


  /s/ James H. Carey                                    November 22, 2002
-----------------------------------
James H. Carey


  /s/ Michael J. Conaton                                November 22, 2002
-----------------------------------
Michael J. Conaton


  /s/ Jerry A. Grundhofer                               November 22, 2002
-----------------------------------
Jerry A. Grundhofer


  /s/ Joseph P. Hayden, Jr.                             November 22, 2002
-----------------------------------
Joseph P. Hayden, Jr.


  /s/ Joseph P. Hayden III                              November 22, 2002
-----------------------------------
Joseph P. Hayden III


  /s/ John W. Hayden                                    November 22, 2002
-----------------------------------
John W. Hayden

Signature                                               Date
---------                                               ----

  /s/ Robert W. Hayden                                  November 22, 2002
-----------------------------------
Robert W. Hayden


  /s/ William T. Hayden                                 November 22, 2002
-----------------------------------
William T. Hayden


  /s/ William J. Keating, Jr.                           November 22, 2002
-----------------------------------
William J. Keating. Jr.


  /s/ John R. LaBar                                     November 22, 2002
-----------------------------------
John R. LaBar


  /s/ Richard M. Norman                                 November 22, 2002
-----------------------------------
Richard M. Norman


  /s/ David B. O'Maley                                  November 22, 2002
-----------------------------------
David B. O'Maley


  /s/ John M. O'Mara                                    November 22, 2002
-----------------------------------
John M. O'Mara


  /s/ Glenn E. Schembechler                             November 22, 2002
-----------------------------------
Glenn E. Schembechler


  /s/ Marie Francis Thrailkill                          November 22, 2002
-----------------------------------
Marie Francis Thrailkill, OSU Ed.D.


  /s/ John I. Von Lehman                                November 22, 2002
-----------------------------------
John I. Von Lehman